Exhibit 4.30

                            STOCK PURCHASE AGREEMENT

              This Stock Purchase Agreement ("Agreement") is made this 24 day of
September 2003, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or "Company"), and FULCRUM GLOBAL PARTNERS LLC, a _____________ limited liability company ("Buyer").

                                   Background

As more fully set forth herein, the Buyer has agreed to purchase from the Company 260,000 shares of Common Stock of USA (the "Securities") for $.25 per share, for an aggregate of $65,000 ("Purchase Price").

                                    Agreement

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Subscription. The Buyer hereby purchases the Securities from the Company and the Company hereby sells and issues the Securities to the Buyer. In full payment for the Securities, the Buyer has delivered to USA, upon receipt of the Securities, a check payable to USA or wire transfer of immediately available funds in the amount of $65,000. USA has delivered to Buyer a certificate representing the Buyer's interest in the 260,000 shares of USA Common Stock duly registered in the name of Buyer.

No later  than  thirty  days  after the date  hereof,  USA shall at its cost and expense prepare and file a Registration Statement filed on Form S-3 ("Registration Statement") with the Securities and Exchange Commission ("SEC") registering all of the Securities for resale by the holder under the Securities Act of 1933, as amended ("33 Act"). In the event that Form S-3 is unavailable and/or inappropriate for such a registration, the Company shall use such other form as is available and appropriate for such a registration. The Registration Statement shall be prepared as a "shelf" Registration Statement under Rule 415. Thereafter, the Company will use its best efforts to have the Registration Statement declared effective by the SEC within ninety days from the date hereof.

The Company shall use its best efforts to have the Registration Statement maintained effective until the earlier of (i) one year from the effective date thereof, or (ii) the date that all of the Securities are resold pursuant to the Registration Statement or otherwise.

In the event that the Registration Statement to be filed by the Company is not declared effective by the SEC within ninety days from the date hereof, then the Company will pay Buyer as liquidated damages for such failure and not as a penalty three percent (3%) of the Purchase Price ("Liquidated Damages Amount"). Such payment of the liquidated damages shall be made to Buyer in cash, within five (5) calendar days of demand; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Agreement.

         2. Verification of Status as "Accredited Investor". Buyer hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the 33 Act, with total assets in excess of $5,000,000. Buyer hereby represents that it is not a corporation or partnership formed for the specific purpose of acquiring the Securities.

         3. Representations And Warranties of the Company. The Company hereby makes the following representations and warranties to the Buyer:

                  (a) Issuance of Securities. The issuance of the Securities has been duly authorized by USA, and the Securities are validly issued, fully paid and non-assessable.

                  (b) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power, authority and licensing to own, operate and lease its properties and carry on its business as now being conducted.

                  (c) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to carry out the transactions contemplated hereby.

         4. Representations by Buyer. Buyer represents and warrants to the Company as follows:

              (a) Buyer has received, read and understands the provisions of each of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; (iii) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002; (iv) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003; (v)the Company's Registration Statement on Form SB-2 (File No. 333-101032) filed on November 6, 2002 with the SEC (as well as the first amendment thereto filed with the SEC on April 17, 2003 and the second amendment thereto filed with the SEC on August 5,
              2003); (vi) the Company's Registration Statement on Form SB-2 (File No. 333-107800) filed on August 8, 2003 with the SEC; (vii) the definitive proxy statement of the Company filed with the SEC on June 11, 2003; and (viii) the Risk Factors section incorporated by reference herein in Section 4(f) hereof. Buyer understands that all of the foregoing together with this Agreement shall be referred to herein as "Offering Materials".

              (b) Buyer has relied only upon the information presented and contained in the Offering Materials. Buyer has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Securities offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. Buyer has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

              (c) Buyer understands that it is subscribing for the Securities without being furnished any literature or prospectus in connection with the offering of the Securities other than the Offering Materials, and that the offering of the Securities presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of its residence.

              (d) Buyer understands (i) that the Securities have not been registered under the 33 Act or registered or qualified under the securities laws of the state of domicile of Buyer; (ii) that except as otherwise provided herein, Buyer has no right to require such registration or qualification; and (iii) that therefore Buyer must bear the economic risk of the investment for an indefinite period of time because the Securities may not be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

              Although the Company has agreed to use its best efforts to register for resale the Securities with the SEC, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Securities would not be registered for resale under the 33 Act, and could only be sold by the holder in reliance upon exemptions from registration under the 33 Act.

              (e) Subject to being resold pursuant to an effective registration statement, the Securities are being purchased for Buyer's own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock of USA is currently traded on the OTC Bulletin Board under the symbol USTT, Buyer also understands that there may not be any established public trading market for the sale of the Securities.

              (f) Buyer recognizes that the purchase of the Securities involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the Form SB-2 Registration Statement of the Company (File No. 333-107800) filed with the SEC on August 8, 2003, all of which are incorporated herein by reference.

              (g) Subject to the registration rights set forth above, Buyer understands that its right to transfer the Securities will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the 33 Act, or applicable state securities laws (including investor suitability standards). Buyer is familiar with Regulation M promulgated under the 33 Act and agrees to comply with its obligations thereunder.

              (h) All information which the Buyer has provided to the Company including, but not limited to, its tax identification number, its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Agreement. Buyer understands that USA will rely in a material degree upon the representations contained herein.

              (i) Buyer maintains a principal place of business at the address shown on the attached schedule A of this Agreement, at which address Buyer has subscribed for the Securities.

              (j)  Buyer   understands   that  legends  may  be  placed  on  any
              certificate representing the Securities substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

                  (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by Buyer.

5. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

6. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

8. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the date first above written.

                                     BUYER:

                                     FULCRUM GLOBAL PARTNERS LLC


Witness: /s/ illegible               By: /s/ Allen Weichselbaum
                                     Title: Managing Director

                                     Address:
                                     535 Madison Avenue- 8th Floor
                                     New York, NY 10022

                                     Tax Identification Number:
                                     -----------------------------------
                                     USA TECHNOLOGIES, INC.

                                     By: /s/ George R. Jensen, Jr.
                                         -------------------------------
                                         George R. Jensen, Jr.,
                                         Chief Executive Officer